UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011
MedQuist Inc.
(Exact name of registrant as specified in charter)

New Jersey	0-19941	22-2531298
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
1000 Bishops Gate Boulevard, Suite 300,
Mount Laurel, New Jersey 08054-4632
(Address of principal executive offices) (Zip Code)
(856) 206-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 8, 2011 and February 10, 2011, plaintiffs Victor N. Metallo and Joseph F. Lawrence, respectively, filed purported shareholder class action complaints in the Superior Court of New Jersey, Burlington County (Chancery Division). In their complaints, the plaintiffs purported to be shareholders of MedQuist Inc. and sought to represent a class of MedQuist Inc. minority shareholders in pursuit of claims against defendants, MedQuist Inc., MedQuist Holdings Inc. (“MedQuist Holdings”) and MedQuist Inc. board members.
Plaintiffs alleged that the defendants breached certain fiduciary duties they owed to minority shareholders of MedQuist Inc. in connection with the structuring and disclosure of the exchange offer (the “Exchange Offer”) by MedQuist Holdings to exchange shares of MedQuist Holdings common stock for properly tendered and accepted shares of common stock of MedQuist Inc. Among other things, the plaintiffs alleged that (a) the Exchange Offer is procedurally and financially unfair, (b) the January 21, 2011 and February 16, 2011 Schedules 14D-9 that MedQuist Inc. filed with the Securities and Exchange Commission (“SEC”) and the February 3, 2011 Prospectus that MedQuist Holdings filed with the SEC are materially misleading and incomplete, and (c) the Exchange Offer was structured by the defendants in order to circumvent the provisions of the New Jersey Shareholders’ Protection Act. Plaintiffs sought, among other things, preliminary and permanent injunctive relief enjoining consummation of the Exchange Offer, unspecified damages, pre- and post-judgment interest and attorneys’ fees and costs. The two Plaintiff actions were consolidated on February 22, 2011 under the caption In Re: MedQuist Inc. Shareholder Litigation, Docket Number C-018-11.
On March 4, 2011, the parties entered into a memorandum of understanding(the “MOU”) with respect to settling the shareholder litigation. Under the terms of the MOU, MedQuist Holdings has agreed to extend the expiration of the Exchange Offer until 5:00 p.m., New York City time, on Friday, March 11, 2011 (unless further extended or earlier terminated) and has further agreed that if, as a result of the Exchange Offer, it obtains ownership of at least 90% of the outstanding common stock of MedQuist Inc., MedQuist Holdings will conduct a short-form merger under applicable law to acquire the remaining shares of MedQuist Inc. common stock that it does not then own at the same exchange ratio applicable under the Exchange Offer. MedQuist Inc. has agreed to make certain supplemental disclosures concerning the Exchange Offer, which will be contained in a filing on Schedule 14D-9 to be made by MedQuist Inc. with the SEC. The settlement and dismissal of the shareholder litigation are conditioned upon, among other things, execution of a final settlement stipulation and court approval.
A copy of the MOU is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01. The foregoing description is a summary only and does not purport to be complete; it is qualified in its entirety by reference to the MOU and to the plaintiffs’ complaints and other applicable court filings.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Memorandum of Understanding, In Re: MedQuist Inc. Shareholder Litigation, Docket Number C-018-11, dated March 4, 2011.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.
Date: March 7, 2011	By:	/s/ Mark R. Sullivan
Mark R. Sullivan
General Counsel, Chief Compliance Officer & Secretary

     Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Memorandum of Understanding, In Re: MedQuist Inc. Shareholder Litigation, Docket Number C-018-11, dated March 4, 2011.